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                                                                       Exhibit 5


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                               October 11, 2000


Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878

        Re: Digene Corporation 1999 Incentive Plan - Registration Statement on Forms S-8

Gentlemen:

               We have acted as counsel to Digene Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable pursuant to awards ("Awards") granted under the Company's 1999 Incentive Plan (the "Plan"). Awards made pursuant to the Plan may consist of either grants of options to purchase shares of the Company's common stock or grants of shares of the Company's common stock that are unrestricted or that are restricted and subject to forfeiture.

               In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

               The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement on Form S-8 before acquiring such Shares.

               Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to Awards granted under the Plan (including, where applicable, the payment of any exercise price and the satisfaction of any vesting restrictions) in accordance with the terms and conditions thereof, will be legally issued, fully paid and non-assessable.

               This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting





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from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

               We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                                                          Very truly yours,


                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP







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